Exhibit 99.1

PROLIANCE INTERNATIONAL, INC. FIRST QUARTER 2008 CONFERENCE
CALL ON MONDAY, MAY 12, 2008 at 9 AM ET

REITERATES FULL YEAR EXPECTATIONS AND PROGRESS ON TIMELY
ELIMINATION OF BORROWING OVER-ADVANCE

NEW HAVEN, CT, May 6, 2008 – Proliance International, Inc. (AMEX: PLI) will host a conference call on Monday, May 12, 2008 at 9:00 AM ET with Charles E. Johnson, President and CEO, and Arlen F. Henock, CFO. The call will be held to discuss the results for the first quarter ended March 31, 2008 that will be issued prior to the call. The call will be accessible live via a webcast on the Investor Relations section of www.pliii.com and a webcast replay will be available shortly thereafter.

The Company stated that it remains on track to achieve operating income in the range of $20 million for the full year 2008 excluding one-time costs associated with the damages sustained at the Southaven, Mississippi distribution facility, and operating expenses associated with amendments of its credit facility. In line with its annual operating income guidance, the Company expects to report a seasonal operating loss in its first quarter. The Company also continues to be on track to meet the earnings covenants contained in its credit agreement.

In addition, Proliance reiterated that it continues to expect to bring the borrowing base over-advance amount on its credit facility to zero by May 31, 2008, as required by amendments to its credit agreement. The Company currently expects to achieve the required reduction in the over-advance through a combination of operating results, working capital management and insurance proceeds, although there can be no assurance that the required reduction will be achieved.

Separately, the Company also stated that it continues to work toward raising a combination of $30 million or more in debt and/or equity to reduce or possibly replace its current credit facility and to provide additional working capital. At this time, the Company believes any debt and/or equity financing is likely to occur after May 31st.

Proliance also noted that shipping performance from its temporary Southaven distribution facility continues to improve and that it expects to move into its new, permanent Southaven facility by end of June 2008.

About Proliance International, Inc.

Proliance International, Inc. is a leading global manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.

Contact

Arlen F. Henock, Chief Financial Officer, Proliance International, Inc., (203) 859-3626, or Steven Anreder (steven.anreder@anreder.com) or Gary Fishman (gary.fishman@anreder.com) of Anreder & Company, (212) 532-3232.

Forward Looking Statements

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance or liquidity of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products, the discretionary actions of its suppliers and lenders, and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements.

Factors that could cause Proliance’s results to differ materially from those described in the forward-looking statements can be found in the 2007 Annual Report on Form 10-K of Proliance, in the Quarterly Reports on Forms 10-Q of Proliance, and Proliance’s other filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.